Exhibit 1.7

Amended and Restated Security Agreement

This Amended and Restated Security Agreement (the “Agreement”) is dated as of June 30, 2026, between TWIN DISC, INCORPORATED, a Wisconsin corporation (the “Debtor”), and BANK OF MONTREAL (the “Administrative Agent”), as administrative agent for the Secured Parties under the Credit Agreement dated on even date herewith (the “Secured Party”).

Preliminary Statement

A.   Debtor and the Administrative Agent are parties to that certain Security Agreement dated as of April 22, 2016 (the “2016 Security Agreement”), which was assigned pursuant to that certain Assignment of and Amendment to Security Agreement dated as of July 29, 2018, and which was further assigned and amended pursuant to that certain Assignment of and Amendment to Security Agreement dated as of February 14, 2025 (collectively, the “Existing Security Agreement”), pursuant to which the Administrative Agent is the successor and current secured party thereunder.

B.    Contemporaneously herewith, Debtor, the Administrative Agent, the lenders from time to time party thereto and the loan parties from time to time party thereto will enter into that certain Credit Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), which will amend and restate in its entirety that certain Credit Agreement, dated as of February 14, 2025, by and among Debtor, Twin Disc Canada Holdings Ltd., Kobelt Manufacturing Co. Ltd. and Secured Party, in its capacity as lender (the “Existing Credit Agreement”).

C.   As a condition to the extension of credit and other financial accommodations under the Credit Agreement, the Administrative Agent has required that Debtor enter into this Agreement for the benefit of the Secured Party and to confirm the continuing security interest granted by Debtor to Secured Party in the Collateral (as defined herein).

D.   The parties desire to amend and restate the Existing Security Agreement, such that the Existing Security Agreement is replaced in its entirety by, and pursuant to the terms and conditions set forth in, this Agreement.

E.    The Debtor has provided Secured Party with an executed copy of that certain Amended and Restated Perfection Certificate, dated on even date herewith (the “Perfection Certificate”), which is incorporated into this Agreement by reference.

Now, Therefore, in consideration of the benefits accruing to the Debtor, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.      Grant of Security Interest. The Debtor hereby grants to the Secured Party a lien on and security interest in, and acknowledges and agrees that the Secured Party has and shall continue to have a continuing lien on and security interest in, all of Debtor’s right, title, and interest, whether now owned or existing or hereafter created, acquired, or arising, in and to all of the following:

(a)         Accounts (including Health‑Care‑Insurance Receivables, if any);

(b)         Chattel Paper;

(c)         Instruments (including Promissory Notes);

(d)         Documents;

(e)         General Intangibles (including Payment Intangibles and Software, patents, trademarks, tradestyles, copyrights, and all other intellectual property rights, including all applications, registration, and licenses therefor, and all goodwill of the business connected therewith or represented thereby);

(f)         Letter‑of‑Credit Rights;

(g)         Supporting Obligations;

(h)         Deposit Accounts;

(i)         Investment Property (including certificated and uncertificated Securities, Securities Accounts, Security Entitlements, Commodity Accounts, and Commodity Contracts);

(j)         Inventory;

(k)         Equipment (including all software, whether or not the same constitutes embedded software, used in the operation thereof);

(l)         Fixtures;

(m)         Commercial Tort Claims (as described in the Perfection Certificate or on one or more supplements to this Agreement);

(n)         Rights to merchandise and other Goods (including rights to returned or repossessed Goods and rights of stoppage in transit) which is represented by, arises from, or relates to any of the foregoing;

(o)         Monies, personal property, and interests in personal property of the Debtor of any kind or description now held by the Secured Party or at any time hereafter transferred or delivered to, or coming into the possession, custody, or control of, the Secured Party, or any agent or affiliate of the Secured Party, whether expressly as collateral security or for any other purpose (whether for safekeeping, custody, collection or otherwise), and all dividends and distributions on or other rights in connection with any such property;

(p)         Supporting evidence and documents relating to any of the above‑described property, including, without limitation, computer programs, disks, tapes and related electronic data processing media, and all rights of the Debtor to retrieve the same from third parties, written applications, credit information, account cards, payment records, correspondence, delivery and installation certificates, invoice copies, delivery receipts, notes, and other evidences of indebtedness, insurance certificates and the like, together with all books of account, ledgers, and cabinets in which the same are reflected or maintained;

(q)         Accessions and additions to, and substitutions and replacements of, any and all of the foregoing; and

(r)         Proceeds and products of the foregoing, and all insurance of the foregoing and proceeds thereof;

all of the foregoing being herein sometimes referred to as the “Collateral”. All terms which are used in this Agreement which are defined in the Uniform Commercial Code of the State of Wisconsin as in effect from time to time (“UCC”) shall have the same meanings herein as such terms are defined in the UCC, unless this Agreement shall otherwise specifically provide. For purposes of this Agreement, the term "Receivables" means all rights to the payment of a monetary obligation, whether or not earned by performance, and whether evidenced by an Account, Chattel Paper, Instrument, General Intangible, or otherwise.

Section 2.     Obligations Hereby Secured. The lien and security interest herein granted and provided for is made and given to secure, and shall secure, the payment and performance of (a) any and all indebtedness, obligations, and liabilities of whatsoever kind and nature of the Debtor to the Secured Party (whether arising before or after the filing of a petition in bankruptcy and including, without limitation, interest which but for the filing of a petition in bankruptcy would accrue on such obligations), whether direct or indirect, absolute or contingent, due or to become due, and whether now existing or hereafter arising and howsoever held, evidenced, or acquired, and whether several, joint or joint and several, and (b) any and all expenses and charges, legal or otherwise, suffered or incurred by the Secured Party in collecting or enforcing any of such indebtedness, obligations or liabilities or in realizing on or protecting or preserving any security therefor, including, without limitation, the lien and security interest granted hereby (all of the foregoing being hereinafter referred to collectively as the “Obligations”).

Notwithstanding the foregoing, the term “Obligations” shall not include, and the lien and security interest herein granted and provided for by Debtor does not secure, Excluded Swap Obligations. For purposes of this Agreement:

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Excluded Swap Obligation” means any Swap Obligation of the Borrower if, and to the extent that, all or a portion of the guarantee of the undersigned of such Swap Obligation is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of the undersigned’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time this guaranty becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee is or becomes illegal.

“Swap Obligation” means any obligation of the Borrower to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

Section 3.    Covenants, Agreements, Representations and Warranties. The Debtor hereby covenants and agrees with, and represents and warrants to, the Secured Party that:

(a)    The Debtor is a corporation duly organized and validly existing in good standing under the laws of the jurisdiction of its organization. The Debtor shall not change its jurisdiction of organization without the Secured Party’s prior written consent. The Debtor is the sole and lawful owner of the Collateral, and has full right, power and authority to enter into this Security Agreement and to perform each and all of the matters and things herein provided for. The execution and delivery of this Security Agreement, and the observance and performance of each of the matters and things herein set forth, will not (i) contravene or constitute a default under any provision of law or any judgment, injunction, order or decree binding upon the Debtor or any provision of the Debtor’s organizational documents (e.g., charter, articles or certificate of incorporation and by‑laws, articles or certificate of formation and limited liability company operating agreement, partnership agreement, or similar organizational documents) or any covenant, indenture or agreement of or affecting the Debtor or any of its property or (ii) result in the creation or imposition of any lien or encumbrance on any property of the Debtor except for the lien and security interest granted to the Secured Party hereunder. The Debtor’s organizational registration number (if any) is 1T00778.

(b)    The Debtor’s chief executive office and principal place of business is at, and the Debtor keeps and shall keep all of its books and records relating to Receivables only at, 222 East Erie Street, Suite 400, Milwaukee, Wisconsin 53202; and the Debtor has no other executive offices or places of business other than those listed in the Perfection Certificate. The Collateral is and shall remain in the Debtor’s possession or control at the locations listed in the Perfection Certificate (collectively, the “Permitted Collateral Locations”), except for (i) Collateral which in the ordinary course of the Debtor’s business is in transit between Permitted Collateral Locations and (ii) Collateral aggregating less than $50,000 in fair market value outstanding at any one time. If for any reason any Collateral is at any time kept or located at a location other than a Permitted Collateral Location, the Secured Party shall nevertheless have and retain a lien on and security interest therein. The Debtor owns and shall at all times own all Permitted Collateral Locations, except to the extent otherwise disclosed in the Perfection Certificate. The Debtor shall not move its chief executive office or maintain a place of business at a location other than those specified in the Perfection Certificate or permit the Collateral to be located at a location other than those specified in the Perfection Certificate, in each case without first providing the Secured Party 30 days’ prior written notice of the Debtor’s intent to do so; provided that the Debtor shall at all times maintain its chief executive office and, unless otherwise specifically agreed to in writing by the Secured Party, Permitted Collateral Locations in the United States of America and, with respect to any new chief executive office or place of business or location of Collateral, the Debtor shall have taken all action requested by the Secured Party to maintain the lien and security interest of the Secured Party in the Collateral at all times fully perfected and in full force and effect.

(c)    The Debtor’s legal name and jurisdiction of organization is correctly set forth in the first paragraph of this Agreement. The Debtor has not transacted business at any time during the immediately preceding five‑year period, and does not currently transact business, under any other legal names or trade names other than the prior legal names and trade names (if any) set forth in the Perfection Certificate. The Debtor shall not change its legal name or transact business under any other trade name without first giving 30 days’ prior written notice of its intent to do so to the Secured Party.

(d)   The Collateral and every part thereof is and shall be free and clear of all security interests, liens (including, without limitation, mechanics’, laborers’ and statutory liens), attachments, levies, and encumbrances of every kind, nature and description, whether voluntary or involuntary, except for the lien and security interest of the Secured Party therein and as otherwise provided the in Perfection Certificate. The Debtor shall warrant and defend the Collateral against any claims and demands of all persons at any time claiming the same or any interest in the Collateral adverse to the Secured Party.

(e)     The Debtor shall promptly pay when due all taxes, assessments and governmental charges and levies upon or against the Debtor or any of the Collateral, in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith by appropriate proceedings which prevent foreclosure or other realization upon any of the Collateral and preclude interference with the operation of the Debtor’s business in the ordinary course, and the Debtor shall have established adequate reserves therefor.

(f)     The Debtor shall not use, manufacture, sell, or distribute any Collateral in violation of any statute, ordinance, or other governmental requirement. The Debtor shall not waste or destroy the Collateral or any part thereof or be negligent in the care or use of any Collateral. The Debtor shall perform its obligations under any contract or other agreement constituting part of the Collateral, it being understood and agreed that the Secured Party has no responsibility to perform such obligations.

(g)     Subject to Sections 4(b), 6(b), 6(c), and 7(c) hereof, the Debtor shall not, without the Secured Party’s prior written consent, sell, assign, mortgage, lease or otherwise dispose of the Collateral or any interest therein.

(h)     The Debtor shall at all times insure the Collateral consisting of tangible personal property against such risks and hazards as other persons similarly situated insure against, and including in any event loss or damage by fire, theft, burglary, pilferage, loss in transit and such other hazards as the Secured Party may specify. All insurance required hereby shall be maintained in amounts and under policies and with insurers acceptable to the Secured Party, and all such policies shall contain loss payable clauses naming the Secured Party as loss payee as its interest may appear (and, if the Secured Party requests, naming the Secured Party as an additional insured therein) in a form acceptable to the Secured Party. All premiums on such insurance shall be paid by the Debtor. Certificates of insurance evidencing compliance with the foregoing and, at the Secured Party’s request, the policies of such insurance shall be delivered by the Debtor to the Secured Party. All insurance required hereby shall provide that any loss shall be payable to the Secured Party notwithstanding any act or negligence of the Debtor, shall provide that no cancellation thereof shall be effective until at least 30 days after receipt by the Debtor and the Secured Party of written notice thereof, and shall be satisfactory to the Secured Party in all other respects. In case of any material loss, damage to, or destruction of the Collateral or any part thereof, the Debtor shall promptly give written notice thereof to the Secured Party generally describing the nature and extent of such damage or destruction. In case of any loss, damage to or destruction of the Collateral or any part thereof, the Debtor, whether or not the insurance proceeds, if any, received on account of such damage or destruction shall be sufficient for that purpose, at the Debtor’s cost and expense, shall promptly repair or replace the Collateral so lost, damaged, or destroyed. In the event the Debtor shall receive any proceeds of such insurance, the Debtor shall immediately pay over such proceeds to the Secured Party. The Debtor hereby authorizes the Secured Party, at the Secured Party’s option, to adjust, compromise and settle any losses under any insurance afforded at any time during the existence of any Event of Default or any other event or condition which with the lapse of time or the giving of notice, or both, would constitute an Event of Default, and the Debtor does hereby irrevocably constitute the Secured Party, and each of its nominees, officers, agents, attorneys, and any other person whom the Secured Party may designate, as the Debtor’s attorneys‑in‑fact, with full power and authority to effect such adjustment, compromise and/or settlement and to endorse any drafts drawn by an insurer of the Collateral or any part thereof and to do everything necessary to carry out such purposes and to receive and receipt for any unearned premiums due under policies of such insurance. Unless the Secured Party elects to adjust, compromise or settle losses as aforesaid, any adjustment, compromise and/or settlement of any losses under any insurance shall be made by the Debtor subject to final approval of the Secured Party (regardless of whether or not an Event of Default shall have occurred) in the case of losses exceeding $250,000.00. Net insurance proceeds received by the Secured Party under the provisions hereof or under any policy of insurance covering the Collateral or any part thereof shall be applied to the reduction of the Obligations (whether or not then due); provided, however, that the Secured Party may in its sole discretion release any or all such insurance proceeds to the Debtor. All insurance proceeds shall be subject to the lien and security interest of the Secured Party hereunder.

Unless the Debtor provides the Secured Party with evidence of the insurance coverage required by this Security Agreement, the Secured Party may purchase insurance at the Debtor’s expense to protect the Secured party’s interests in the Collateral. This insurance may, but need not, protect the debtor’s interests in the Collateral. The coverage purchased by the Secured Party may not pay any claims that the Debtor makes or any claim that is made against the Debtor in connection with the Collateral. The Debtor may later cancel any such insurance purchased by the Secured Party, but only after providing the Secured Party with evidence that the Debtor has obtained insurance as required by this Security Agreement. If the Secured Party purchases insurance for the Collateral, the Debtor will be responsible for the costs of that insurance, including interest and any other charges that the Secured Party may impose in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the Obligations secured hereby. The costs of the insurance may be more than the cost of insurance the Debtor may be able to obtain on its own.

(i)         The Debtor shall at all times allow the Secured Party and its representatives free access to and right of inspection of the Collateral; provided that, unless the Secured Party believes in good faith an Event of Default, or any other event or condition which with the lapse of time or the giving of notice, or both, would constitute an Event of Default, exists, any such access or inspection shall only be required during the Debtor’s normal business hours and upon at least 48 hours’ advance written notice to the Debtor.

(j)         If any Collateral is in the possession or control of any of the Debtor’s agents or processors and the Secured Party so requests, the Debtor agrees to notify such agents or processors in writing of the Secured Party’s security interest therein and instruct them to hold all such Collateral for the Secured Party’s account and subject to the Secured Party’s instructions. The Debtor shall, upon the request of the Secured Party, authorize and instruct all bailees and other parties, if any, at any time processing, labeling, packaging, holding, storing, shipping or transferring all or any part of the Collateral to permit the Secured Party and its representatives to examine and inspect any of the Collateral then in such party’s possession and to verify from such party’s own books and records any information concerning the Collateral or any part thereof which the Secured Party or its representatives may seek to verify. As to any premises not owned by the Debtor wherein any of the Collateral is located, the Debtor shall, at the Secured Party’s request, cause each party having any right, title or interest in, or lien on, any of such premises to enter into an agreement (any such agreement to contain a legal description of such premises) whereby such party disclaims any right, title and interest in, and lien on, the Collateral and allows the removal of such Collateral by the Secured Party and is otherwise in form and substance acceptable to the Secured Party; provided, however, that no such agreement need be obtained with respect to any one location wherein the value of the Collateral as to which such agreement has not been obtained aggregates less than $50,000.00 at any one time.

(k)         The Debtor agrees from time to time to deliver to the Secured Party such evidence of the existence, identity and location of the Collateral and of its availability as collateral security pursuant hereto (including, without limitation, schedules describing all Receivables created or acquired by the Debtor, copies of customer invoices or the equivalent and original shipping or delivery receipts for all merchandise and other goods sold or leased or services rendered, together with the Debtor’s warranty of the genuineness thereof, and reports stating the book value of Inventory and Equipment by major category and location), in each case as the Secured Party may request. The Secured Party shall have the right to verify all or any part of the Collateral in any manner, and through any medium, which the Secured Party considers appropriate (including, without limitation, the verification of Collateral by use of a fictitious name), and the Debtor agrees to furnish all assistance and information, and perform any acts, which the Secured Party may require in connection therewith. The Debtor shall promptly notify the Secured Party of any Collateral which the Debtor has determined to have been rendered obsolete, stating the prior book value of such Collateral, its type and location.

(l)         The Debtor shall comply with the terms and conditions of all leases, easements, right‑of‑way agreements and other similar agreements binding upon the Debtor or affecting the Collateral or any part thereof, and all orders, ordinances, laws and statutes of any city, state or other governmental entity, department, or agency having jurisdiction with respect to the premises wherein such Collateral is located or the conduct of business thereon.

(m)         The Perfection Certificate contains a true, complete, and current listing of all patents, trademarks, tradestyles, copyrights, and other intellectual property rights (including all registrations and applications therefor) owned by the Debtor as of the date hereof that are registered with any governmental authority. The Debtor shall promptly notify the Secured Party in writing of any additional intellectual property rights acquired or arising after the date hereof, and shall submit to the Secured Party a supplement to the Perfection Certificate to reflect such additional rights (provided the Debtor’s failure to do so shall not impair the Secured Party’s security interest therein). The Debtor owns or possesses rights to use all franchises, licenses, patents, trademarks, trade names, tradestyles, copyrights, and rights with respect to the foregoing which are required to conduct its business. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights, and the Debtor is not liable to any person for infringement under applicable law with respect to any such rights as a result of its business operations.

(n)         The Perfection Certificate contains a true, complete and current listing of all Commercial Tort Claims held by the Debtor as of the date hereof, each described by reference to the specific incident given rise to the claim. The Debtor agrees to execute and deliver to the Secured Party a supplement to this Agreement in the form attached hereto as Schedule A, or in such other form acceptable to the Secured Party, promptly upon becoming aware of any other Commercial Tort Claim held or maintained by the Debtor arising after the date hereof (provided the Debtor’s failure to do so shall not impair the Secured Party’s security interest therein).

(o)         The Debtor agrees to execute and deliver to the Secured Party such further agreements, assignments, instruments, and documents and to do all such other things as the Secured Party may deem necessary or appropriate to assure the Secured Party its lien and security interest hereunder, including, without limitation, (i) such financing statements, and amendments thereof or supplements thereto, and such other instruments and documents as the Secured Party may from time to time require in order to comply with the UCC and any other applicable law, (ii) such agreements with respect to patents, trademarks, copyrights, and similar intellectual property rights as the Secured Party may from time to time require to comply with the filing requirements of the United States Patent and Trademark Office and the United States Copyright Office, and (iii) such control agreements with respect to Deposit Accounts, Investment Property, Letter‑of‑Credit Rights, and electronic Chattel Paper, and to cause the relevant depository institutions, financial intermediaries, and issuers to execute and deliver such control agreements, as the Secured Party may from time to time require. The Debtor hereby agrees that a photographic or other reproduction of this Security Agreement or any such financing statement is sufficient for filing as a financing statement by the Secured Party without notice thereof to the Debtor wherever the Secured Party in its sole discretion desires to file the same. The Debtor hereby authorizes the Secured Party to file any and all financing statements covering the Collateral or any part thereof as the Secured Party may require, including financing statements describing the Collateral as “all assets” or “all personal property” or words of like meaning. The Secured Party may order lien searches from time to time against the Debtor and the Collateral, and the Debtor shall promptly reimburse the Secured Party for all costs and expenses incurred in connection with such lien searches. In the event for any reason the law of any jurisdiction other than Wisconsin becomes or is applicable to the Collateral or any part thereof, or to any of the Obligations, the Debtor agrees to execute and deliver all such instruments and documents and to do all such other things as the Secured Party in its sole discretion deems necessary or appropriate to preserve, protect, and enforce the lien and security interest of the Secured Party under the law of such other jurisdiction. The Debtor agrees to mark its books and records to reflect the lien and security interest of the Secured Party in the Collateral.

(p)         On failure of the Debtor to perform any of the covenants and agreements herein contained, the Secured Party may, at its option, perform the same and in so doing may expend such sums as the Secured Party may deem advisable in the performance thereof, including, without limitation, the payment of any insurance premiums, the payment of any taxes, liens and encumbrances, expenditures made in defending against any adverse claims, and all other expenditures which the Secured Party may be compelled to make by operation of law or which the Secured Party may make by agreement or otherwise for the protection of the security hereof. All such sums and amounts so expended shall be repayable by the Debtor immediately without notice or demand, shall constitute additional Obligations secured hereunder and shall bear interest from the date said amounts are expended at the Default Rate (as defined in the Credit Agreement). No such performance of any covenant or agreement by the Secured Party on behalf of the Debtor, and no such advancement or expenditure therefor, shall relieve the Debtor of any default under the terms of this Security Agreement or in any way obligate the Secured Party to take any further or future action with respect thereto. The Secured Party, in making any payment hereby authorized, may do so according to any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien or title or claim. The Secured Party, in performing any act hereunder, shall be the sole judge of whether the Debtor is required to perform same under the terms of this Security Agreement. The Secured Party is hereby authorized to charge any account of the Debtor maintained with the Secured Party for the amount of such sums and amounts so expended.

Section 4.         Special Provisions Re: Receivables.

(a)         As of the time any Receivable becomes subject to the security interest provided for hereby, and at all times thereafter, the Debtor shall be deemed to have warranted as to each and all of such Receivables that all warranties of the Debtor set forth in this Security Agreement are true and correct with respect to each such Receivable; that each Receivable and all papers and documents relating thereto are genuine and in all respects what they purport to be; that each Receivable is valid and subsisting; that no such Receivable is evidenced by any Instrument or Chattel Paper unless such Instrument or Chattel Paper has theretofore been endorsed by the Debtor and delivered to the Secured Party (except to the extent the Secured Party specifically requests the Debtor not to do so with respect to any such Instrument or Chattel Paper); that no surety bond was required or given in connection with such Receivable or the contracts or purchase orders out of which the same arose; that the amount of the Receivable represented as owing is the correct amount actually and unconditionally owing, except for normal cash discounts on normal trade terms in the ordinary course of business; and that the amount of such Receivable represented as owing is not disputed and is not subject to any set‑offs, credits, deductions or countercharges other than those arising in the ordinary course of the Debtor’s business which are disclosed to the Secured Party in writing promptly upon the Debtor becoming aware thereof. Without limiting the foregoing, if any Receivable arises out of a contract with the United States of America, or any state or political subdivision thereof, or any department, agency or instrumentality of any of the foregoing, the Debtor agrees to notify the Secured Party and execute whatever instruments and documents are required by the Secured Party in order that such Receivable shall be assigned to the Secured Party and that proper notice of such assignment shall be given under the federal Assignment of Claims Act (or any successor statute) or any similar state or local statute, as the case may be.

(b)         Unless and until an Event of Default occurs which has not been waived in writing by the Secured Party, any merchandise or other goods which are returned by a customer or account debtor or otherwise recovered may be resold by the Debtor in the ordinary course of its business as presently conducted in accordance with Section 6(b) hereof; and, during the existence of any Event of Default, such merchandise and other goods shall be set aside at the request of the Secured Party and held by the Debtor as trustee for the Secured Party and shall remain part of the Secured Party’s Collateral. Unless and until an Event of Default occurs which has not been waived in writing by the Secured Party, the Debtor may settle and adjust disputes and claims with its customers and account debtors, handle returns and recoveries and grant discounts, credits and allowances in the ordinary course of its business as presently conducted for amounts and on terms which the Debtor in good faith considers advisable; and, during the existence of any Event of Default which has not been waived in writing by the Secured Party, the Debtor shall notify the Secured Party promptly of all returns and recoveries and, on the Secured Party’s request, deliver any such merchandise or other goods to the Secured Party. During the existence of any Event of Default which has not been waived in writing by the Secured Party, the Debtor shall also notify the Secured Party promptly of all disputes and claims and settle or adjust them at no expense to the Secured Party, but no discount, credit or allowance other than on normal trade terms in the ordinary course of business as presently conducted shall be granted to any customer or account debtor and no returns of merchandise or other goods shall be accepted by the Debtor without the Secured Party’s consent. The Secured Party may, at all times during the existence of any Event of Default which has not been waived in writing by the Secured Party, settle or adjust disputes and claims directly with customers or account debtors for amounts and upon terms which the Secured Party considers advisable.

(c)       Unless delivered to the Secured Party or its agent, all tangible Chattel Paper and Instruments shall contain a legend acceptable to the Secured Party indicating that such Chattel Paper or Instrument is subject to the security interest of the Secured Party contemplated by this Security Agreement.

Section 5.         Collection of Receivables.

(a)       Except as otherwise provided in this Security Agreement, the Debtor shall make collection of all Receivables and may use the same to carry on its business in accordance with sound business practice and otherwise subject to the terms hereof.

(b)      Whether or not any Event of Default has occurred which has not been waived in writing by the Secured Party and whether or not the Secured Party has exercised any or all of its rights under other provisions of this Section 5, in the event the Secured Party requests the Debtor to do so:

(i)    all Instruments and Chattel Paper at any time constituting part of the Receivables or any other Collateral (including any postdated checks) shall, upon receipt by the Debtor, be immediately endorsed to and deposited with the Secured Party; and/or

(ii)   the Debtor shall instruct all customers and account debtors to remit all payments in respect of Receivables or any other Collateral to a lockbox or lockboxes under the sole custody and control of the Secured Party and which are maintained at post office(s) in Milwaukee, Wisconsin selected by the Secured Party.

(c)     Upon the occurrence of any Event of Default which has not been waived in writing by the Secured Party or of any event or condition which with the lapse of time or the giving of notice, or both, would constitute an Event of Default, whether or not the Secured Party has exercised any or all of its rights under other provisions of this Section 5, the Secured Party or its designee may notify the Debtor’s customers and account debtors at any time that Receivables or any other Collateral have been assigned to the Secured Party or of the Secured Party’s security interest therein, and either in its own name, or the Debtor’s name, or both, demand, collect (including, without limitation, through a lockbox analogous to that described in Section 5(b)(ii) hereof), receive, receipt for, sue for, compound and give acquittance for any or all amounts due or to become due on Receivables or any other Collateral, and in the Secured Party’s discretion file any claim or take any other action or proceeding which the Secured Party may deem necessary or appropriate to protect or realize upon the security interest of the Secured Party in the Receivables or any other Collateral.

(d)    Any proceeds of Receivables or other Collateral transmitted to or otherwise received by the Secured Party pursuant to any of the provisions of Sections 5(b) or 5(c) hereof may be handled and administered by the Secured Party in and through a remittance account at the Secured Party, and the Debtor acknowledges that the maintenance of such remittance account by the Secured Party is solely for the Secured Party’s convenience and that the Debtor does not have any right, title or interest in such remittance account or any amounts at any time standing to the credit thereof. The Secured Party may, after the occurrence and during the continuation of any Event of Default which has not been waived in writing by the Secured Party or of any event or condition which with the lapse of time or the giving of notice, or both, would constitute an Event of Default, apply all or any part of any proceeds of Receivables or other Collateral received by it from any source to the payment of the Obligations (whether or not then due and payable), such applications to be made in such amounts, in such manner and order and at such intervals as the Secured Party may from time to time in its discretion determine, but not less often than once each week. The Secured Party need not apply or give credit for any item included in proceeds of Receivables or other Collateral until the Secured Party has received final payment therefor at its office in cash or final solvent credits current in Milwaukee, Wisconsin, acceptable to the Secured Party as such. However, if the Secured Party does give credit for any item prior to receiving final payment therefor and the Secured Party fails to receive such final payment or an item is charged back to the Secured Party for any reason, the Secured Party may at its election in either instance charge the amount of such item back against the remittance account or any account of the Debtor maintained with the Secured Party, together with interest thereon at the Default Rate. Concurrently with each transmission of any proceeds of Receivables or other Collateral to the remittance account, the Debtor shall furnish the Secured Party with a report in such form as the Secured Party shall require identifying the particular Receivable or other Collateral from which the same arises or relates. Unless and until an Event of Default or an event or condition which with the lapse of time or the giving of notice, or both, would constitute an Event of Default shall have occurred and be continuing and which has not been waived in writing by the Secured Party, the Secured Party will release proceeds of Collateral which the Secured Party has not applied to the Obligations as provided above from the remittance account from time to time promptly after receipt thereof. The Debtor hereby indemnifies the Secured Party from and against all liabilities, damages, losses, actions, claims, judgments, costs, expenses, charges and reasonable attorneys’ fees suffered or incurred by the Secured Party because of the maintenance of the foregoing arrangements; provided, however, that the Debtor shall not be required to indemnify the Secured Party for any of the foregoing to the extent they arise solely from the gross negligence or willful misconduct of the Secured Party. The Secured Party shall have no liability or responsibility to the Debtor for accepting any check, draft or other order for payment of money bearing the legend “payment in full” or words of similar import or any other restrictive legend or endorsement whatsoever or be responsible for determining the correctness of any remittance.

Section 6.    Special Provisions Re: Inventory and Equipment.

(a)      The Debtor shall at its own cost and expense maintain, keep and preserve the Inventory in good and merchantable condition and keep and preserve the Equipment in good repair, working order and condition, ordinary wear and tear excepted, and, without limiting the foregoing, make all necessary and proper repairs, replacements and additions to the Equipment so that the efficiency thereof shall be fully preserved and maintained.

(b)      The Debtor may, until an Event of Default has occurred and is continuing and which has not been waived in writing by the Secured Party and thereafter until otherwise notified by the Secured Party, use, consume and sell the Inventory in the ordinary course of its business, but a sale in the ordinary course of business shall not under any circumstance include any transfer or sale in satisfaction, partial or complete, of a debt owing by the Debtor.

(c)       The Debtor may, until an Event of Default has occurred and is continuing and thereafter until otherwise notified by the Secured Party, sell obsolete, worn out or unusable Equipment which is concurrently replaced with similar Equipment at least equal in quality and condition to that sold and owned by the Debtor free of any lien, charge or encumbrance other than the security interest granted hereby.

(d)       As of the time any Inventory or Equipment becomes subject to the security interest provided for hereby and at all times thereafter, the Debtor shall be deemed to have warranted as to any and all of such Inventory and Equipment that all warranties of the Debtor set forth in this Security Agreement are true and correct with respect to such Inventory and Equipment; that all of such Inventory and Equipment is located at a location set forth pursuant to Section 3(b) hereof; and that, in the case of Inventory, such Inventory is new and unused and in good and merchantable condition. The Debtor warrants and agrees that no Inventory is or will be consigned to any other person without the Secured Party’s prior written consent.

(e)      The Debtor shall at its own cost and expense cause the lien of the Secured Party in and to any portion of the Collateral subject to a certificate of title law to be duly noted on such certificate of title or to be otherwise filed in such manner as is prescribed by law in order to perfect such lien and shall cause all such certificates of title and evidences of lien to be deposited with the Secured Party.

(f)       Except for Equipment from time to time located on the real estate described in the Perfection Certificate and as otherwise disclosed to the Secured Party in writing, none of the Equipment is or will be attached to real estate in such a manner that the same may become a fixture.

(g)      If any of the Inventory is at any time evidenced by a document of title, such document shall be promptly delivered by the Debtor to the Secured Party except to the extent the Secured Party specifically requests the Debtor not to do so with respect to any such document.

Section 7.      Special Provisions Re: Investment Property and Deposits.

(a)    Unless and until an Event of Default has occurred and is continuing which has not been waived in writing by the Secured Party and thereafter until notified to the contrary by the Secured Party pursuant to Section 9(d) hereof:

(i)     the Debtor shall be entitled to exercise all voting and/or consensual powers pertaining to the Investment Property or any part thereof, for all purposes not inconsistent with the terms of this Security Agreement or any other document evidencing or otherwise relating to any Obligations; and

(ii)      the Debtor shall be entitled to receive and retain all cash dividends paid upon or in respect of the Investment Property.

(b)    All Investment Property (including all securities, certificated or uncertificated, securities accounts, and commodity accounts) of the Debtor on the date hereof is listed and identified in the Perfection Certificate. The Debtor shall promptly notify the Secured Party of any other Investment Property acquired or maintained by the Debtor after the date hereof, and shall submit to the Secured Party a supplement to reflect such additional rights (provided the Debtor’s failure to do so shall not impair the Secured Party’s security interest therein). Certificates for all certificated securities now or at any time constituting Investment Property shall be promptly delivered by the Debtor to the Secured Party duly endorsed in blank for transfer or accompanied by an appropriate assignment or assignments or an appropriate undated stock power or powers, in every case sufficient to transfer title thereto including, without limitation, all stock received in respect of a stock dividend or resulting from a split‑up, revision or reclassification of the Investment Property or any part thereof or received in addition to, in substitution of or in exchange for the Investment Property or any part thereof as a result of a merger, consolidation or otherwise. With respect to any uncertificated securities or any Investment Property held by a securities intermediary, commodity intermediary, or other financial intermediary of any kind, at the Secured Party’s request, the Debtor shall execute and deliver, and shall cause any such issuer or intermediary to execute and deliver, an agreement among the Debtor, the Secured Party, and such issuer or intermediary in form and substance satisfactory to the Secured Party which provides, among other things, for the issuer’s or intermediary’s agreement that it shall comply with entitlement orders, and apply any value distributed on account of any such Investment Property, as directed by the Secured Party without further consent by the Debtor. The Secured Party may at any time, after the occurrence of an Event of Default or an event or condition which with the lapse of time or the giving of notice, or both, would constitute an Event of Default, cause to be transferred into its name or the name of its nominee or nominees all or any part of the Investment Property hereunder.

(c)         Unless and until an Event of Default, or an event or condition which with the lapse of time or the giving of notice, or both, would constitute an Event of Default, has occurred and is continuing and which has not been waived in writing by the Secured Party, the Debtor may sell or otherwise dispose of any Investment Property, provided that the Debtor shall not sell or otherwise dispose of any capital stock of or other equity interests in any direct or indirect subsidiary without the prior written consent of the Secured Party. After the occurrence and during the continuation of any Event of Default which has not been waived in writing by the Secured Party or of any event or condition, which with the lapse of time or the giving of notice, or both, would constitute an Event of Default, the Debtor shall not sell all or any part of the Investment Property without the prior written consent of the Secured Party.

(d)         The Debtor represents that on the date of this Security Agreement, none of the Investment Property consists of margin stock (as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System) except to the extent the Debtor has delivered to the Secured Party a duly executed and completed Form U‑1 with respect to such stock. If at any time the Investment Property or any part thereof consists of margin stock, the Debtor shall promptly so notify the Secured Party and deliver to the Secured Party a duly executed and completed Form U‑1 and such other instruments and documents reasonably requested by the Secured Party in form and substance satisfactory to the Secured Party.

(e)         Notwithstanding anything to the contrary contained herein, in the event any Investment Property is subject to the terms of a separate security agreement in favor of the Secured Party, the terms of such separate security agreement shall govern and control unless otherwise agreed to in writing by the Secured Party.

(f)         All Deposit Accounts of the Debtor on the date hereof are listed and identified (by account number and depository institution) in the Perfection Certificate. The Debtor shall promptly notify the Secured Party of any other Deposit Account opened or maintained by the Debtor after the date hereof, and shall submit to the Secured Party a supplement to reflect such additional accounts (provided the Debtor’s failure to do so shall not impair the Secured Party’s security interest therein). With respect to any Deposit Account maintained by a depository institution other than the Secured Party, and as a condition to the establishment and maintenance of any such Deposit Account, the Debtor, the depository institution, and the Secured Party shall execute and deliver an account control agreement in form and substance satisfactory to the Secured Party which provides, among other things, for the depository institution’s agreement that it will comply with instructions originated by the Secured Party directing the disposition of the funds in the Deposit Account without further consent by such Debtor.

Section 8.         Power of Attorney. In addition to any other powers of attorney contained herein, the Debtor hereby appoints the Secured Party, its nominee, and any other person whom the Secured Party may designate, as the Debtor’s attorney‑in‑fact, with full power and authority upon the occurrence and during the continuation of any Event of Default which has not been waived in writing by the Secured Party to sign the Debtor’s name on verifications of Receivables and other Collateral; to send requests for verification of Collateral to the Debtor’s customers, account debtors and other obligors; to endorse the Debtor’s name on any checks, notes, acceptances, money orders, drafts and any other forms of payment or security that may come into the Secured Party’s possession or on any assignments, stock powers, or other instruments of transfer relating to the Collateral or any part thereof; to sign the Debtor’s name on any invoice or bill of lading relating to any Collateral, on claims to enforce collection of any Collateral, on notices to and drafts against customers and account debtors and other obligors, on schedules and assignments of Collateral, on notices of assignment and on public records; to notify the post office authorities to change the address for delivery of the Debtor’s mail to an address designated by the Secured Party; to receive, open and dispose of all mail addressed to the Debtor; and to do all things necessary to carry out this Agreement. The Debtor hereby ratifies and approves all acts of any such attorney and agrees that neither the Secured Party nor any such attorney will be liable for any acts or omissions nor for any error of judgment or mistake of fact or law other than such person’s gross negligence or willful misconduct. The Secured Party may file one or more financing statements disclosing its security interest in any or all of the Collateral without the Debtor’s signature appearing thereon. The Debtor also hereby grants the Secured Party a power of attorney to execute any such financing statements, or amendments and supplements to financing statements, on behalf of the Debtor without notice thereof to the Debtor. The foregoing powers of attorney, being coupled with an interest, are irrevocable until the Obligations have been fully paid and satisfied and all agreements of the Secured Party to extend credit to or for the account of the Debtor have expired or otherwise have been terminated.

Section 9.         Defaults and Remedies.

(a)     The occurrence of any one or more of the following events shall constitute an “Event of Default” hereunder:

(i)         default in the payment when due (whether by demand, lapse of time, acceleration or otherwise) of the Obligations or any part thereof by the Borrower and such payment default continues for three (3) days; provided that, such three (3) day cure period shall not apply to defaults in payment of principal under the Credit Agreement; or

(ii)         default in the observance or performance of any covenant set forth in Sections 5(b), 7(b), or 7(f) hereof or of any provision hereof requiring the maintenance of insurance on the Collateral or dealing with the use or remittance of proceeds of Collateral; or

(iii)         default in the observance or performance of any other provision hereof which is not remedied within 30 days after the earlier of (a) the date on which such default shall first become known to any officer of the Debtor or (b) written notice thereof is given to the Debtor by the Secured Party; or

(iv)         any representation or warranty made by the Debtor herein, or in any statement or certificate furnished by it pursuant hereto, or in connection with any loan or extension of credit made to or on behalf of or at the request of the Debtor by the Secured Party, shall be false in any material respect as of the date of the issuance or making thereof; or

(v)         default in the observance or performance of any terms or provisions of any mortgage, security agreement or any other instrument or document securing any Obligations or setting forth terms and conditions applicable thereto or otherwise relating thereto, or this Security Agreement or any such other mortgage, security agreement, instrument or document shall for any reason not be or shall cease to be in full force and effect or any of the foregoing is declared to be null and void; or

(vi)         default shall occur under any evidence of indebtedness issued, assumed or guaranteed by the Debtor or under any indenture, agreement or other instrument under which the same may be issued, and such default shall continue for a period of time sufficient to permit the acceleration of the maturity of any such indebtedness (whether or not such maturity is in fact accelerated), or any such indebtedness shall not be paid when due (whether by lapse of time, acceleration or otherwise); or

(vii)         the Debtor makes any payment on account of the principal of or interest on any indebtedness which is prohibited under the terms of any instrument subordinating such indebtedness to any indebtedness owed to the Secured Party; or

(viii)         any judgment or judgments, writ or writs, or warrant or warrants of attachment, or any similar process or processes shall be entered or filed against the Debtor or against any of its property or assets and which remains unvacated, unbonded, unstayed or unsatisfied for a period of 60 days; or

(ix)         the Debtor shall (a) have entered involuntarily against it an order for relief under the United States Bankruptcy Code, as amended, (b) not pay, or admit in writing its inability to pay, its debts generally as they become due, (c) make an assignment for the benefit of creditors, (d) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its property, (e) institute any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code, as amended, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (f) take any action in furtherance of any matter described in parts (a) through (e) above, or (g) fail to contest in good faith any appointment or proceeding described in Section 9(a)(x) hereof; or

(x)         a custodian, receiver, trustee, examiner, liquidator or similar official shall be appointed for the Debtor or any substantial part of any of its property, or a proceeding described in Section 9(a)(ix)(e) shall be instituted against the Debtor, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 days; or

(xi)         any guarantor of any Obligations shall die or shall terminate, breach, repudiate or disavow its guarantee or any part thereof, or any event specified in Sections 9(a)(vi), 9(a)(viii), 9(a)(ix) or 9(a)(x) hereof shall occur with regard to said guarantor.

Nothing herein contained shall impair the demand character of any of the Obligations which are expressed to be payable on demand.

(b)         Upon the occurrence and during the continuation of any Event of Default which has not been waived in writing by the Secured Party, the Secured Party shall have, in addition to all other rights provided herein or by law, the rights and remedies of a secured party under the UCC (regardless of whether the UCC is the law of the jurisdiction where the rights or remedies are asserted and regardless of whether the UCC applies to the affected Collateral), and further the Secured Party may, without demand and without advertisement, notice, hearing or process of law, all of which the Debtor hereby waives, at any time or times, sell and deliver all or any part of the Collateral (and any other property of the Debtor attached thereto or found therein) held by or for it at public or private sale, for cash, upon credit or otherwise, at such prices and upon such terms as the Secured Party deems advisable, in its sole discretion. In addition to all other sums due the Secured Party hereunder, the Debtor shall pay the Secured Party all costs and expenses incurred by the Secured Party, including reasonable attorneys’ fees and court costs, in obtaining, liquidating or enforcing payment of Collateral or the Obligations or in the prosecution or defense of any action or proceeding by or against the Secured Party or the Debtor concerning any matter arising out of or connected with this Security Agreement or the Collateral or the Obligations, including, without limitation, any of the foregoing arising in, arising under or related to a case under the United States Bankruptcy Code (or any successor statute). Any requirement of reasonable notice shall be met if such notice is personally served on or mailed, postage prepaid, to the Debtor in accordance with Section 12(b) hereof at least 10 days before the time of sale or other event giving rise to the requirement of such notice; provided however, no notification need be given to the Debtor if the Debtor has signed, after an Event of Default has occurred and is continuing and which has not been waived in writing by the Secured Party, a statement renouncing any right to notification of sale or other intended disposition. The Secured Party shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given. The Secured Party may be the purchaser at any such sale. The Debtor hereby waives all of its rights of redemption from any such sale. The Secured Party may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, be made at the time and place to which the sale was postponed or the Secured Party may further postpone such sale by announcement made at such time and place. The Secured Party has no obligation to prepare the Collateral for sale. The Secured Party may sell or otherwise dispose of the Collateral without giving any warranties as to the Collateral or any part thereof, including disclaimers of any warranties of title or the like, and the Debtor acknowledges and agrees that the absence of such warranties shall not render the disposition commercially unreasonable.

(c)         Without in any way limiting the foregoing, upon the occurrence and during the continuation of any Event of Default which has not been waived in writing by the Secured Party, the Secured Party shall have the right, in addition to all other rights provided herein or by law, to take physical possession of any and all of the Collateral and anything found therein, the right for that purpose to enter without legal process any premises where the Collateral may be found (provided such entry be done lawfully), and the right to maintain such possession on the Debtor’s premises (the Debtor hereby agreeing to lease such premises without cost or expense to the Secured Party or its designee if the Secured Party so requests) or to remove the Collateral or any part thereof to such other places as the Secured Party may desire. Upon the occurrence and during the continuation of any Event of Default, the Secured Party shall have the right to exercise any and all rights with respect to all Deposit Accounts of the Debtor, including, without limitation, the right to direct the disposition of the funds in each Deposit Account and to collect, withdraw and receive all amounts due or to become due or payable under each such Deposit Account. Upon the occurrence and during the continuation of any Event of Default which has not been waived in writing by the Secured Party, the Debtor shall, upon the Secured Party’s demand, promptly assemble the Collateral and make it available to the Secured Party at a place designated by the Secured Party. If the Secured Party exercises its right to take possession of the Collateral, the Debtor shall also at its expense perform any and all other steps requested by the Secured Party to preserve and protect the security interest hereby granted in the Collateral, such as placing and maintaining signs indicating the security interest of the Secured Party, appointing overseers for the Collateral and maintaining Collateral records.

(d)         Without in any way limiting the foregoing, upon the occurrence and during the continuation of any Event of Default which has not been waived in writing by the Secured Party, all rights of the Debtor to exercise the voting and/or consensual powers which it is entitled to exercise pursuant to Section 7(a)(i) hereof and/or to receive and retain the distributions which it is entitled to receive and retain pursuant to Section 7(a)(ii) hereof, shall, at the option of the Secured Party, cease and thereupon become vested in the Secured Party, which, in addition to all other rights provided herein or by law, shall then be entitled solely and exclusively to exercise all voting and other consensual powers pertaining to the Investment Property (including, without limitation, the right to deliver notice of control with respect to any Investment Property held in a securities account or commodity account and deliver all entitlement orders with respect thereto) and/or to receive and retain the distributions which the Debtor would otherwise have been authorized to retain pursuant to Section 7(a)(ii) hereof and shall then be entitled solely and exclusively to exercise any and all rights of conversion, exchange or subscription or any other rights, privileges or options pertaining to any Investment Property as if the Secured Party were the absolute owner thereof. Without limiting the foregoing, the Secured Party shall have the right to exchange, at its discretion, any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other readjustment of the respective issuer thereof or upon the exercise by or on behalf of any such issuer or the Secured Party of any right, privilege or option pertaining to any Investment Property and, in connection therewith, to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Secured Party may determine. In the event the Secured Party in good faith believes any of the Collateral constitutes restricted securities within the meaning of any applicable securities laws, any disposition thereof in compliance with such laws shall not render the disposition commercially unreasonable.

(e)         Without in any way limiting the foregoing, upon the occurrence and during the continuation of any Event of Default which has not been waived in writing by the Secured Party, the Debtor hereby grants to the Secured Party a royalty‑free irrevocable license and right to use all of the Debtor’s patents, patent applications, patent licenses, trademarks, trademark registrations, trademark licenses, trade names, trade styles, copyrights, copyright applications, copyright licenses, and similar intangibles in connection with any foreclosure or other realization by the Secured Party on all or any part of the Collateral. The license and right granted the Secured Party hereby shall be without any royalty or fee or charge whatsoever.

(f)         The powers conferred upon the Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose on it any duty to exercise such powers. The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession or control if such Collateral is accorded treatment substantially equivalent to that which the Secured Party accords its own property, consisting of similar type assets, it being understood, however, that the Secured Party shall have no responsibility for ascertaining or taking any action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any such Collateral, whether or not the Secured Party has or is deemed to have knowledge of such matters. This Security Agreement constitutes an assignment of rights only and not an assignment of any duties or obligations of the Debtor in any way related to the Collateral, and the Secured Party shall have no duty or obligation to discharge any such duty or obligation. The Secured Party shall have no responsibility for taking any necessary steps to preserve rights against any parties with respect to any Collateral or initiating any action to protect the Collateral against the possibility of a decline in market value. Neither the Secured Party nor any party acting as attorney for the Secured Party shall be liable for any acts or omissions or for any error of judgment or mistake of fact or law other than their gross negligence or willful misconduct.

(g)    Failure by the Secured Party to exercise any right, remedy or option under this Security Agreement or any other agreement between the Debtor and the Secured Party or provided by law, or delay by the Secured Party in exercising the same, shall not operate as a waiver; and no waiver by the Secured Party shall be effective unless it is in writing and then only to the extent specifically stated. The rights and remedies of the Secured Party under this Security Agreement shall be cumulative and not exclusive of any other right or remedy which the Secured Party may have.

Section 10.     Application of Proceeds. The proceeds and avails of the Collateral at any time received by the Secured Party after the occurrence and during the continuation of any Event of Default shall, when received by the Secured Party in cash or its equivalent, be applied by the Secured Party as follows:

(i)    first, to the payment and satisfaction of all sums paid and costs and expenses incurred by the Secured Party hereunder or otherwise in connection herewith, including such monies paid or incurred in connection with protecting, preserving or realizing upon the Collateral or enforcing any of the terms hereof, including reasonable attorneys’ fees and court costs, together with any interest thereon (but without preference or priority of principal over interest or of interest over principal), to the extent the Secured Party is not reimbursed therefor by the Debtor; and

(ii)     second, to the payment and satisfaction of the remaining Obligations, whether or not then due (in whatever order the Secured Party elects), both for interest and principal.

The Debtor shall remain liable to the Secured Party for any deficiency. Any surplus remaining after the full payment and satisfaction of the foregoing shall be returned to the Debtor or as otherwise required by applicable laws.

Section 11.     Continuing Agreement. This Security Agreement shall be a continuing agreement in every respect and shall remain in full force and effect until all of the Obligations, both for principal and interest, have been fully paid and satisfied and all agreements of the Secured Party to extend credit to or for the account of the Debtor have expired or otherwise have been terminated. Upon such termination of this Security Agreement, the Secured Party shall, upon the request and at the expense of the Debtor, forthwith release its security interest hereunder.

Section 12.     Miscellaneous.

(a)         This Security Agreement cannot be changed or terminated orally. All of the rights, privileges, remedies and options given to the Secured Party hereunder shall inure to the benefit of its successors and assigns, and all the terms, conditions, covenants, agreements, representations and warranties of and in this Security Agreement shall bind the Debtor and its legal representatives, successors and assigns, provided that the Debtor may not assign its rights or delegate its duties hereunder without the Secured Party’s prior written consent.

(b)         Except as otherwise specified herein, all notices hereunder shall be in writing (including, without limitation, notice by facsimile) and shall be given to the relevant party at its address or facsimile number set forth below (or, if no such address is set forth below, at the address of the Debtor as shown on the records of the Secured Party), or such other address or facsimile number as such party may hereafter specify by notice to the other given by courier, by United States certified or registered mail, by facsimile or by other telecommunication device capable of creating a written record of such notice and its receipt. Notices hereunder shall be delivered in accordance with the Credit Agreement.

(c)          In the event and to the extent that any provision hereof shall be deemed to be invalid or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court, this Security Agreement shall to such extent be construed as not containing such provision, but only as to such locations where such law or interpretation is operative, and the invalidity or unenforceability of such provision shall not affect the validity of any remaining provisions hereof, and any and all other provisions hereof which are otherwise lawful and valid shall remain in full force and effect.

(d)         This Security Agreement shall be deemed to have been made in the State of Wisconsin and shall be governed by, and construed in accordance with, the laws of the State of Wisconsin. The headings in this Security Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of any provision hereof.

(e)         This Security Agreement may be executed in any number of counterparts and by different parties hereto on separate counterpart signature pages, each constituting an original, but all together one and the same instrument. The Debtor acknowledges that this Security Agreement is and shall be effective upon its execution and delivery by the Debtor to the Secured Party, and it shall not be necessary for the Secured Party to execute this Security Agreement or any other acceptance hereof or otherwise to signify or express its acceptance hereof.

(f)         The Debtor hereby submits to the non‑exclusive jurisdiction of the United States District Court for the Eastern District of Wisconsin and of any Wisconsin state court sitting in the City of Milwaukee for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Debtor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient form. The Debtor and the Secured Party each hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

[Signature Page to Follow]

In Witness Whereof, the Debtor has caused this Security Agreement to be duly executed and delivered as of the date and year first above written.

Twin Disc, Incorporated

By:
Name: Jeffrey S. Knutson
Title: Vice President – Finance, Chief Financial Officer, Treasurer and Secretary

Accepted and agreed to as of the date and year first above written.

Bank of Montreal

By:
Name: Mark Czarnecki
Title: Senior Vice President

By:
Name: Jonathan Hassler
Title: Vice President

[Signature Page to Security Agreement (Twin Disc, Incorporated)]

Schedule A

Supplement to Security Agreement

This Supplement to Security Agreement (the "Supplement") is dated as of this _____ day of _____________, ____, from Twin Disc, Incorporated, a Wisconsin corporation (the “Debtor”), to Bank of Montreal (the “Secured Party”).

Preliminary Statements

A.         The Debtor and the Secured Party are parties to that certain Amended and Restated Security Agreement dated as of [____], 2026 (such Security Agreement, as the same may from time to time be amended, modified or restated, being hereinafter referred to as the “Security Agreement”). All capitalized terms used herein without definition shall have the same meanings herein as such terms are defined in the Security Agreement.

B.         Pursuant to the Security Agreement, the Debtor granted to the Secured Party, among other things, a continuing security interest in all Commercial Tort Claims.

C.         The Debtor has acquired a Commercial Tort Claim, and executes and delivers this Supplement to confirm and assure the Secured Party's security interest therein.

Now, Therefore, in consideration of the benefits accruing to the Debtor, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.         In order to secure payment of the Obligations, whether now existing or hereafter arising, the Debtor does hereby grant to the Secured Party a continuing lien on and security interest in the Commercial Tort Claim described below:

____________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

2.         The Perfection Certificate to the Security Agreement is hereby amended to include reference to the Commercial Tort Claim referred to in Section 1 above. The Commercial Tort Claim described herein is in addition to, and not in substitution or replacement for, the Commercial Tort Claims heretofore described in and subject to the Security Agreement, and nothing contained herein shall in any manner impair the priority of the liens and security interests heretofore granted by the Debtor in favor of the Secured Party under the Security Agreement.

3.         The Debtor agrees to execute and deliver such further instruments and documents and do such further acts and things as the Secured Party may deem necessary or proper to carry out more effectively the purposes of this Supplement.

4.         No reference to this Supplement need be made in the Security Agreement or in any other document or instrument making reference to the Security Agreement, any reference to the Security Agreement in any of such items to be deemed a reference to the Security Agreement as supplemented hereby. The Debtor acknowledges that this Supplement shall be effective upon its execution and delivery by the Debtor to the Secured Party, and it shall not be necessary for the Secured Party to execute this Supplement or any other acceptance hereof or otherwise to signify or express its acceptance hereof.

5.         This Agreement shall be governed by and construed in accordance with the State of Wisconsin (without regard to principles of conflicts of law).

Twin Disc, Incorporated

By:	/s/
Name:
Title: